INTERCREDITOR AGREEMENT

      This Intercreditor Agreement (the "Agreement") is made and entered into as of this 27th day of August 1997, by and between Transamerica Business Credit Corporation, having a place of business at 8750 West Bryn Mawr, Suite 720, Chicago, Illinois 60018 ("Transamerica"), and Sterling National Bank (formerly known as Sterling National Bank & Trust Company of New York), having a place of business at 430 Park Avenue, 4th Floor, New York, New York 10022 ("Sterling"), with reference to the following facts:

      A. Sterling is a secured lender to Business Loan Center, Inc., a Delaware corporation ("BLC"), BLC Financial Services, Inc., a Delaware corporation ("Parent"), and Business Loan Center, a New York general partnership ("Partnership," and collectively with BLC and Parent, the "Borrowers") pursuant to that certain Revolving Credit Agreement dated as of December 19, 1994 (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement") and that certain Security Agreement dated as of December 19, 1994 (as amended, restated, supplemented or otherwise modified from time to time, the "Security Agreement").

      B. Concurrently with the execution of this Agreement, Sterling and Transamerica have entered into that certain Partial Assignment Agreement (the "Partial Assignment Agreement"), pursuant to which Sterling is transferring and assigning to Transamerica a portion of Sterling's interest in the "Revolving Credit Loan," the "Obligations," the "Multi-Party Agreement, "the "Loan Documents" and the "Collateral" (each as defined in the Credit Agreement), and is delegating to Transamerica a portion of its "Commitment" (as defined in the Credit Agreement) and all of its other duties with respect to the Revolving Credit Loan, the Obligations, the Multi-Party Agreement, the Loan Documents and the Collateral, in each instance with respect to the "Unguaranteed Portion" of "Eligible SBA Loans" (each as defined in the Credit Agreement.

      C. Also concurrently with the execution of this Agreement, Sterling is amending and restating the Credit Agreement, and amending the Security Agreement and certain of the other Loan Documents as to the portion of the Revolving Credit Loan, the Obligations, the Multi-Party Agreement, the Loan Documents and the Collateral not assigned to Transamerica under the Partial Assignment Agreement (the "Sterling Retained Portion"), to provide for the continued financing by Sterling of the "Guaranteed Portion" (as defined in the Credit Agreement) of Eligible SBA Loans. (Such amended and restated agreements are hereinafter referred to as the "Sterling Credit Agreement," the "Sterling Security Agreement," and the "Sterling Loan Documents").

      D. Also concurrently with the execution of this Agreement, Transamerica is amending and restating the Credit Agreement, the Security Agreement, and the other Loan Documents as to the portion of the Revolving Credit Loan, the Obligations, the Multi-Party Agreement, the Loan Documents and the Collateral assigned to Transamerica under the Partial Assignment Agreement (the "Transamerica Assigned Portion"), to provide for the continued financing by Transamerica of the Unguaranteed Portion of Eligible SBA Loans. (Such amended and restated agreements are hereinafter referred to as the "Transamerica Loan Agreement," the "Transamerica Security Agreement," and the "Transamerica Loan Documents".)

      E. Sterling and Transamerica desire to avoid any possible conflict in the priority of their respective security interests arising from the execution of the Partial Assignment Agreement, the Sterling Loan Documents and the execution of the Transamerica Loan Documents, and the continued borrowing by Borrowers under both.

      NOW, THEREFORE, in consideration of the foregoing, and of other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, Sterling and Transamerica do hereby agree as follows:

      1. Definitions. All capitalized terms used herein and not defined herein which are defined in the Sterling Credit Agreement shall have the same meaning herein as in the Sterling Credit Agreement. As used herein, the following terms shall have the following meanings:

            1.1 "Proportionately" shall mean, with respect to the application or allocation of collections on an Eligible SBA Loan,


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other than the proceeds of sales thereof, to Sterling and Transamerica in proportion to the Guaranteed Portion and Unguaranteed Portion, respectively, of such Eligible SBA Loan.

            1.2 "Ratably" means, at any time, with respect to the application or allocation of any payment or proceeds of any Collateral, to Sterling and Transamerica in proportion to the Sterling Loans and the Transamerica Loans, respectively, then outstanding.

            1.3 "Sterling Loans" shall mean all liabilities and obligations, including principal, interest, fees, and costs, now owed or hereafter owing by Borrowers to Sterling under the terms of the Sterling Loan Documents.

            1.4 "Transamerica Loans" shall mean all liabilities and obligations, including principal, interest, fees, and costs, now owed or hereafter owing by Borrowers to Transamerica under the terms of the Transamerica Loan Documents.

      2. Priority of Liens and Security Interests; Application of Payments. Notwithstanding any applicable law to the contrary, whether under the Uniform Commercial Code or otherwise, from and after the date of this Agreement, the following priorities and allocations shall apply to the Collateral and all proceeds thereof:

            2.1 All proceeds of sale of the Guaranteed Portion of Eligible SBA Loans shall be paid and applied first to repayment of the Sterling Loans, and second to repayment of the Transamerica Loans.

            2.2 All proceeds of sale of any Unguaranteed Portion of Eligible SBA Loans which were part of the Guaranteed Amount at the time that Sterling made an advance but have subsequently become a part of the Unguaranteed Amount because of the withdrawal of the guarantee of the SBA, shall be paid and applied first to the repayment of the Sterling Loans, and second to the repayment of the Transamerica Loan.

            2.3 All proceeds of sale of the Unguaranteed Portion of Eligible SBA Loans shall be paid and applied first to


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

repayment of the Transamerica Loans, and second to repayment of the Sterling Loans.

            2.4 All other collections on account of Eligible SBA Loans, whether from the obligors thereunder or otherwise, shall be paid and applied Proportionately.

            2.5 All proceeds and collections from any other Collateral shall be paid and applied Ratably.

      3. Mutual Consent to Liens and Security Interests. Sterling and Transamerica each consents to the other's liens and security interests on the Collateral under the Transamerica Loan Documents and the Sterling Loan Documents, and agrees that the taking or granting of such liens and security interests does not and will not constitute an event of default under the Sterling Loan Documents and the Transamerica Loan Documents, respectively. Sterling will take all steps reasonably requested by Transamerica, at the cost of Borrowers or Transamerica, to maintain the perfection of their joint security interests in the Collateral, including the filing of UCC amendments indicating that Transamerica is also a secured party with respect thereto.

      4. Termination. This Agreement shall remain in effect so long as the Sterling Credit Agreement and the Transamerica Loan Agreement remain in effect; provided, that no termination shall impair any rights or priorities that are created or acquired hereunder by Sterling or Transamerica prior to such termination. If the financing under the Sterling Credit Agreement is terminated for any reason, if requested by Transamerica, Sterling will assign its rights under the Sterling Loan Documents to Transamerica on substantially the same terms and conditions as the assignment pursuant to the Partial Assignment Agreement, unless the financing replacing that provided under the Sterling Credit Agreement is provided by a person or entity other than Transamerica.

      5. Successors and Assigns. This Agreement shall be binding on and inure to the benefit of the successors and assigns of Sterling and Transamerica. The benefits of this Agreement are


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

solely for Sterling and Transamerica and are not for Borrowers or their related parties and, in particular, Sterling and Transamerica may amend, terminate, or modify this Agreement at any time or in any respect in writing and signed by both parties without notice to or the consent of any of the Borrowers or their related parties. This Agreement may not be enforced by or for the benefit of any of Borrowers and in no way shall limit the liability or obligations of the Borrowers to Sterling or Transamerica.

      6. Copies of Agreements. If so requested by the other, Sterling and Transamerica shall each furnish to the other complete and correct copies of the Sterling Loan Documents and the Transamerica Loan Documents, respectively, as in effect on the date of such request.

      7. Amendment of Credit Agreements. Sterling and Transamerica shall not amend or modify the Sterling Loan Documents or the Transamerica Loan Documents without the prior written consent of the other, which consent shall not be unreasonably withheld or delayed.

      8. Notices to Borrowers. Sterling and Transamerica shall deliver to the other copies of (i) any and all notices delivered to any of the Borrowers in connection with any default or event of default by any Borrower that may cause an acceleration of the Sterling Loans or the Transamerica Loans, or the enforcement of any lien or security interest by Sterling or Transamerica in the assets of any Borrower, and (ii) any and all notices delivered to any Borrower in connection with the enforcement by Sterling or Transamerica of any lien or security interest in the assets of any Borrower. Such notices shall be delivered to Transamerica or Sterling, as the case may be, within five days of the date such notices are delivered to any Borrower, but in no event less than three days prior to the exercise of any remedies by such party against any Borrower as a result of any such default or event of default.

      9. Receipt of Funds or Collateral. The parties agree that


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

should any of them receive any money from the sale, liquidation or the disposition of, or as a result of its security interest in, any Collateral as to which it does not hold pursuant to this Agreement a priority position at any time prior to the payment in full of all the obligations owed by the Borrowers to the party holding the first priority position, it will hold the same in trust for the party holding the first priority position and promptly pay over the same to the party holding a first priority position for application to the obligations of the Borrowers owed to the party holding a first priority position.

      10. Bankruptcy Financing Issues. This Agreement shall be applicable before and after filing of any petition by or against Borrowers under the United States Bankruptcy Code or any other federal, state or other bankruptcy, moratorium or other creditors' rights law and all converted or succeeding cases in respect thereof, and all references herein to Borrowers shall be deemed to apply to a trustee for Borrowers and Borrowers as debtor in possession and all proceeds of Collateral between Sterling and Transamerica shall, subject to any court order approving the financing of or use of cash collateral by Borrowers as debtor in possession, continue to be applied after the filing thereof on the same basis that such proceeds were to be applied prior to the date of the petition.

      11. Subordination Limitation. The subordinations, agreements and priorities set forth in this Agreement shall remain in full force and effect regardless of whether any party hereto or in the future seeks to rescind, amend, extend, terminate or reform, by liquidation or otherwise, its respective agreements with the Borrowers. The parties agree that neither party shall subordinate any security interest or any right to payment to any person without the express prior written consent of the other party to this Agreement. The foregoing is not intended to prohibit or restrict either party's ability to enter into participation agreements for the respective loans to the Borrowers or assign part or all of the respective loans and collateral as long as the rights of such participants and holders are subject to the terms and the provisions of this Agreement.


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

      12. Notices. All notices relating to this Agreement shall be sent by first class certified mail, postage prepaid, and notice shall be deemed to have been given upon receipt. Notices to Sterling shall be addressed as follows:

                  Sterling National Bank
                  430 Park Avenue, 4th Floor
                  New York, New York  10022
                  Attn.:  Leonard Rudolph

      and to counsel at:

                  Baer Marks & Upham, LLP
                  805 Third Avenue
                  New York, New York  10022
                  Attn.:  Steven S. Pretsfelder, Esq.

      and notices to Transamerica shall be addressed as follows:

                  Transamerica Business Credit Corporation
                  8750 West Bryn Mawr, Suite 720
                  Chicago, Illinois  60631
                  Attn.: Account Executive - BLC

      and to counsel at:

                  Murphy, Weir & Butler
                  101 California Street, 39th floor
                  San Francisco, California 94111
                  Attn.: Hill Blackett, III, Esq.

or to such other person or at such other address as either party may from time to time specify in writing.

      13. Entire Agreement. This Agreement and the Partial Assignment Agreement represent the final agreement between the parties with respect to the subject matter hereof and may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements of the parties. There are no unwritten oral


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

agreements between the parties.

      14. APPLICABLE LAW; CONSENT TO JURISDICTION AND VENUE. THIS AGREEMENT WILL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE, WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF. The parties hereto irrevocably agree that any suit, action or other proceeding arising out of this Agreement shall be brought only in the courts of the State of New York or the courts of the United States located within the State of New York, in each case in the county of New York, consent and submit to the exclusive jurisdiction of each such court in any such suit, action or proceeding and waive any objection which they, or any of them, may have to personal jurisdiction or the laying of venue of any such suit, action or proceeding in any such courts and agree not to seek to change venue.

      15. WAIVER OF JURY TRIAL. BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, STERLING AND TRANSAMERICA HEREBY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THE TRANSACTIONS CONTEMPLATED HEREBY. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. STERLING AND TRANSAMERICA EACH ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN THEIR RELATED FUTURE DEALINGS. STERLING AND TRANSAMERICA FURTHER WARRANT AND REPRESENT THAT EACH HAS REVIEWED THIS WAIVER WITH ITS


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

LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS, OR MODIFICATIONS TO THIS AGREEMENT OR ANY OTHER DOCUMENTS OR AGREEMENTS RELATING HERETO. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

      16. Counterparts. This Agreement and any amendments, waivers, consents, or supplements may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which, when so executed and delivered, will be deemed an original and all of which shall together constitute one and the same instrument.

      IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first written above.


                              STERLING NATIONAL BANK


                              By: /s/ Leonard Rudolph
                                  ------------------------
                                  Leonard Rudolph
                                  Executive Vice President


                              TRANSAMERICA BUSINESS CREDIT CORPORATION


                              By: /s/ Sam V. LoBosco
                                  ------------------------
                                  Sam V. LoBosco
                                  Vice President - Credit


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

                                 ACKNOWLEDGEMENT

            Each of the undersigned Borrowers hereby acknowledges and consents to the terms of the foregoing Intercreditor Agreement and confirms that it will make no payments and take no other actions contrary to the terms of such Intercreditor Agreement.

Dated:August 27, 1997               BUSINESS LOAN CENTER, INC.


                                    By: /s/ Jennifer Napier
                                        --------------------------
                                        Jennifer Napier
                                        Chief Financial Officer


                                    BLC FINANCIAL SERVICES, INC.


                                    By: /s/ Robert F. Tannenhauser
                                        --------------------------
                                        Robert F. Tannenhauser
                                        President


                                    BUSINESS LOAN CENTER

                                    By: Business Loan Center, Inc.,
                                        a general partner


                                        By: /s/ Jennifer Napier
                                            -----------------------
                                            Jennifer Napier
                                            Chief Financial Officer


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

                          ACKNOWLEDGMENT OF INSTRUMENTS

STATE OF _________________    )
                              ) SS.
COUNTY OF __________________  )


      On __________________________ before me, the undersigned notary public in and for said state, personally appeared ________________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument, the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

      WITNESS my hand and official seal.


Signature _______________________________       (Seal)


                          ACKNOWLEDGMENT OF INSTRUMENTS

STATE OF _________________    )
                              ) SS.
COUNTY OF __________________  )


      On __________________________ before me, the undersigned notary public in and for said state, personally appeared ________________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in


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

his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument, the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

      WITNESS my hand and official seal.


Signature _______________________________       (Seal)


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